UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

ASB BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or other jurisdiction of incorporation or organization)	001-35279 (Commission File Number)	45-3463413 (IRS Employer Identification No.)

11 Church Street, Asheville, North Carolina 28801
(Address of principal executive offices) (Zip Code)

(828) 254-7411
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On September 19, 2011, ASB Bancorp, Inc. (the “Company”), the proposed stock holding company for Asheville Savings Bank, S.S.B. (the “Bank”), issued a press release announcing that the Company has received orders for approximately $55.5 million of common stock in its subscription and community offerings being conducted in connection with the mutual to stock conversion of the Bank.  The closing of the transaction is subject to the satisfaction of customary closing conditions and is expected to occur in early October 2011.

A copy of the press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits

Number                         Description

99.1                              Press Release dated September 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ASB BANCORP, INC.

Date: September 20, 2011	By:	/s/ Suzanne S. DeFerie
Suzanne S. DeFerie
President and Chief Executive Officer

US2008 2889494.1